UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 28, 2012 the Compensation Committee adopted and approved several changes to the Company’s executive compensation agreements and programs in order to institute best practices (including eliminating all tax gross-up payments and modified single trigger change of control provisions), and adopted certain new policies and programs, all as described below. These changes were approved in connection with the Committee’s comprehensive review of the Company’s compensation policies and practices undertaken in light of the results of the Company’s first annual advisory shareholder vote on executive compensation and emerging trends in best pay practices.

Amendment of Executive Employment Agreements

The Compensation Committee approved amended and restated employment agreements between the Company and each of its executive officers who have an individual employment agreement, which includes named executive officers William A. Furman, Mark J. Rittenbaum, Timothy A. Stuckey and Alejandro Centurion, and James T. Sharp.

The amendments to the employment agreements for each of Mr. Rittenbaum, Mr. Stuckey, Mr. Centurion and Mr. Sharp include (i) elimination of the modified single trigger change of control provision (also referred to as a “walk-away right”) in its entirety, leaving only “double trigger” change of control provisions in place, (ii) elimination of participation in the Target Benefit Plan (which is being terminated, as described below), (iii) a restructured executive life insurance benefit (pursuant to which no tax gross-up payments will be made, as described below), (iv) revisions to the definitions of termination by the Company for “cause” and termination by the executive for “good reason” designed to minimize subjective determinations, (v) continued participation in the Company’s executive supplemental retirement program for two years following termination as a result of a change in control, and (vi) a change in the pro-rated bonus component of severance pay to the greater of the executive’s target annual bonus or the average of the executive’s two most recent annual bonuses (the prior agreements used the average of the two most recent annual bonuses).

The amendments to Mr. Furman’s employment agreement include (i) elimination of the modified single trigger change of control provision (the “walk-away right”), (ii) addition of a “double trigger” change of control provision, pursuant to which all equity awards will become fully vested in the event of termination of Mr. Furman’s employment without cause or for good reason within 24 months following a change of control (performance-based awards will vest with respect to the number of shares that would have been earned if target levels of performance were achieved as of the end of the performance period), (iii) shortening the duration of the post-termination non-competition covenant from two years to one year, (iv) revisions to the definitions of termination by the executive for “good reason” designed to minimize subjective determinations; and (v) revising the term from indefinite to a one-year term that automatically renews unless either party gives notice of non-renewal within 90 days prior to the end of the current term.

Termination of Target Benefit Plan

The Compensation Committee approved the termination of the Target Benefit Plan pursuant to which selected executive officers, including named executive officers Mr. Rittenbaum, Mr. Stuckey and Mr. Centurion, and Mr. Sharp, were eligible to receive annuity contracts purchased by the Company in an amount designed to provide a retirement benefit equal to 50% of the executive’s final base salary, beginning at age 65 and continuing over 180 months. The purchase of annuity contracts owned by executives resulted in current taxable income to the executives. The Target Benefit Plan required the Company to make tax gross-up payments to executives to defray the income tax consequences of the annuity purchases. No further Company contributions, annuity purchases or tax gross-up payments will be made pursuant to the Target Benefit Plan.

Restructuring of Executive Life Insurance Program

The Compensation Committee approved a restructuring of the Company’s executive life insurance program which, among other things, eliminated tax gross-up payments. Named executive officers Mr. Rittenbaum, Mr. Stuckey, Mr. Centurion, and Martin R. Baker participate in the Executive Life Insurance Program, as does Mr. Sharp; Mr. Furman does not participate in the program.

A result of the changes to the program is the elimination of tax gross-up payments to executives under the life insurance program. Under the restructured program, the Company will own executive life insurance policies, and will endorse the right to the death benefit to the executive. Under the restructured program, the target combined aggregate after-tax cash surrender value at age 62 of all life insurance policies shall not be less than $200,000 each for Messrs. Rittenbaum, Stuckey, Centurion, and Baker, and not less than $250,000 for Mr. Sharp, with the combined aggregate death benefit under each of the life insurance policies equaling $1 million for each of such executive officers. Upon termination of the executive’s employment, the Company will transfer ownership of the policy to the executive, resulting in taxable income to the executive at the time of transfer. The death benefit provided to executives under the program, and expected policy value as of age 62 are unchanged. Under the old program, the life insurance policies were owned by the executives, and the Company made tax gross-up payments to participating executives, to defray the income tax consequences of the Company’s payment of premiums on the executives’ behalf. Under the restructured program, the Company will not make any tax gross-up payments to participating executives.

Adoption of Executive Officer Stock Ownership Guidelines

The Compensation Committee approved Executive Officer Stock Ownership Guidelines, pursuant to which all executive officers of the Company are expected to acquire and retain holdings of Company stock with a value equal to a multiple of the executive’s base salary, which multiples vary depending upon the executive officer’s position with the Company, and range from one- to five-times base salary. (In March, 2012 the Compensation Committee recommended stock ownership guidelines for the Company’s Board of Directors, which were subsequently adopted and approved by the Board of Directors.) Executive officers are expected to achieve compliance with the guidelines within five years of the date of adoption of the guidelines or appointment as an executive officer, whichever is later, and to retain at least 50% of the after-tax value of shares acquired through compensatory stock awards until the guidelines are met.

The guideline applicable to each of the Company’s named executive officers is as follows:

Named Executive Officer	Position	Salary Multiple
William A. Furman	Chief Executive Officer	5X

Mark J. Rittenbaum	Executive Vice President and Chief Financial Officer	2.5X

Timothy A. Stuckey	President of Gunderson Rail Services	2X

Alejandro Centurion	President of Manufacturing Operations	2X

Martin R. Baker	Senior Vice President, General Counsel and Chief Compliance Officer	2X

Amendment of Nonqualified Deferred Compensation Plan

The Compensation Committee approved an amendment to the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to permit the Company to make tax-deferred Company contributions on behalf of executive officers who previously participated in the Target Benefit Plan. The Company intends to provide supplemental retirement benefits under the Deferred Compensation Plan, in place of making contributions under the terminated Target Benefit Plan. Company contributions under the Deferred Compensation Plan are not currently taxable to executives, and no tax gross-up payments are made under the Deferred Compensation Plan.

Clawback Policy

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires companies to adopt a policy that will recapture excess incentive compensation that was paid to certain executives based on erroneous financial statements (“clawback”). The Act mandates the Securities and Exchange Commission to issue rules implementing the clawback requirements. The Company intends to adopt a formal clawback policy when the SEC promulgates the final rules. The Company believes it is prudent and efficient to ensure that it adopts a policy in proper form that is fully compliant with the law and final rules, rather than implementing a policy that may require amendment when the final rules are promulgated. In the meantime, the Company has included in the amendments to the executive officer employment agreements described above a provision acknowledging that such agreements are subject to any clawback policy adopted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: September 4, 2012	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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